EXPRESS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS;
INTRODUCES FIRST QUARTER 2020 OUTLOOK

•Fourth quarter comparable sales were down 3%
•Fourth quarter loss per share of $2.21; adjusted diluted earnings per share of $0.19
•Strong balance sheet maintained with $207 million in cash and no debt
•Strategic transformation has begun, including implementation of a new go to market process
•Cost savings initiatives in progress with approximately $50M expected to be realized in 2020

Columbus, Ohio - March 11, 2020 - Express, Inc. (NYSE: EXPR), a leading fashion apparel retailer, announced its financial results for the fourth quarter and full year 2019. These results, which cover the thirteen and fifty-two weeks ended February 1, 2020, are compared to the thirteen and fifty-two weeks ended February 2, 2019.
“Our results show the third consecutive quarter of sequential improvement in our comp sales trend, as the actions we have taken in the early stages of our transformation are resonating with customers,” said Tim Baxter, Chief Executive Officer. "While there is certainly volatility surrounding the coronavirus, our lean inventory position gives us the flexibility to invest appropriately in new product in response to business trends in the coming months."

Fourth Quarter 2019 Operating Results:

•Consolidated net sales decreased 3% to $606.7 million from $628.4 million in the fourth quarter of 2018, with consolidated comparable sales down 3%.
◦Comparable retail sales, which includes both Express stores and e-commerce, decreased 5% compared to the fourth quarter of 2018. In total, retail sales decreased to $444.6 million from $479.0 million in the fourth quarter of 2018.
◦Comparable outlet sales increased 2% versus the fourth quarter of 2018. In total, outlet sales increased to $143.8 million from $129.4 million in the fourth quarter of 2018.
•Merchandise margin decreased by 60 basis points driven by increased promotional activity. Buying and occupancy as a percentage of net sales was flat. In combination, this resulted in a 60 basis point decrease in gross margin, representing 27.0% of net sales compared to 27.6% in last year’s fourth quarter.
•Selling, general, and administrative (SG&A) expenses were $148.9 million versus $160.8 million in last year's fourth quarter. As a percentage of net sales, SG&A expenses decreased by 110 basis points to 24.5%.
•Operating loss was $189.9 million, and includes the impact of a $197.6 million non-cash impairment charge related to our intangible assets and $7.3 million in pre-tax restructuring charges. On an adjusted basis, operating income was $15.1 million in the fourth quarter 2019. This compares to operating income of $12.6 million, and $18.0 million on an adjusted basis, in the fourth quarter of 2018. The impairment charge resulted from the annual impairment testing performed by the company and was determined using market and income approaches but was significantly weighted toward the market approach due to our decline in market capitalization.

•Income tax benefit was $47.5 million, at an effective tax rate of 25.1%, compared to income tax expense of $5.4 million, at an effective tax rate of 125.3% in last year's fourth quarter. The fourth quarter 2019 tax benefit primarily relates to the impairment of intangible assets.
•Net loss was $141.6 million, or a loss of $2.21 per diluted share, compared to net loss of $1.1 million, or a loss of $0.02 per diluted share, in last year's fourth quarter. Excluding costs related to our intangible asset impairment, restructuring, and executive departures, adjusted net income was $12.2 million, or $0.19 per diluted share, in the fourth quarter of 2019, compared to adjusted net income of $12.8 million, or $0.19 per diluted share, in the fourth quarter of 2018.

Full Year 2019 Operating Results:

•Consolidated net sales decreased 5% to $2,019 million from $2,116 million in 2018.
◦Comparable retail sales, which includes both Express stores and e-commerce, decreased 6% compared to 2018. In total, retail sales decreased to $1,467 million from $1,616 million in 2018.
◦Comparable outlet sales decreased 1% versus 2018. In total, outlet sales increased to $485.6 million from $435.3 million in 2018.
•Operating loss was $217.9 million, and on an adjusted basis operating loss was $11.2 million in 2019. This compares to operating income of $28.2 million, and $33.7 million on an adjusted basis, in 2018. The 2019 adjusted amount excludes the restructuring and non-cash impairment charges recorded during the fourth quarter.
•Net loss was $164.4 million, or a loss of $2.49 per diluted share, compared to net income of $9.6 million, or $0.13 per diluted share, in 2018. Adjusted net loss was $8.4 million, or a loss of $0.13 per diluted share, compared to adjusted net income of $23.6 million, or $0.32 per diluted share, in 2018.

Balance Sheet And Cash Flow Highlights:

•Cash and cash equivalents totaled $207.1 million at the end of 2019 versus $171.7 million at the end of 2018.
•Operating cash flow was $90.7 million for 2019, with free cash flow of $53.7 million.
•Capital expenditures totaled $37.0 million for 2019 compared to $49.8 million for 2018.
•Inventory was $220.3 million at the end of 2019, down 18% compared to $267.8 million at the end of 2018.

Share Repurchase Program:

Under its current share repurchase authorization, the Company has repurchased 16.4 million shares for $116.0 million, including 0.6 million shares for $2.0 million during the fourth quarter of 2019. The Company has approximately $34 million remaining under this authorization. The Company’s first quarter 2020 guidance reflects share repurchases made to date, however does not contemplate any future share repurchases.

First Quarter 2020 Guidance:

The table below compares the Company's projected results for the thirteen week period ended May 2, 2020 to the actual results for the thirteen week period ended May 4, 2019.

	First Quarter 2020 Guidance	First Quarter 2019 Results
Comparable Sales	Negative mid single digits	(7)%
Effective Tax Rate	35%	8.4%
Interest Income, Net	$0.4 million	$0.7 million
Net Loss	($11.5) to ($14.0) million	($9.9) million
Diluted EPS	($0.18) to ($0.22)	($0.15)
Weighted Average Diluted Shares Outstanding	64.2 million	66.8 million

This guidance does not take into account any additional non-core items that may occur and excludes the impact of future share repurchases.

Full Year 2020 Capital Expenditure Guidance:

Capital expenditures are expected to be in the range of $45 to $50 million for the full year 2020.

See Schedule 5 for a discussion of projected real estate activity.

Conference Call Information:

A conference call to discuss fourth quarter and full year 2019 results is scheduled for March 11, 2020 at 9:00 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 683-0508 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at http://www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available at 12:00 p.m. ET on March 11, 2020 until 11:59 p.m. ET on March 18, 2020 and can be accessed by dialing (800) 585-8367 and entering the replay pin number 5584743. In addition, an investor presentation of fourth quarter and full year 2019 results will be available at http://www.express.com/investor at approximately 7:00 a.m. ET on March 11, 2020.

About Express, Inc.:

Express is a leading fashion brand for women and men. Since 1980, Express has provided the latest apparel and accessories to help customers build a wardrobe for every occasion, offering fashion and quality at an attractive value. The company operates retail and factory outlet stores in the United States and Puerto Rico, as well as an online destination. For more information, please visit www.express.com.

Forward-Looking Statements:

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (4) customer traffic at malls, shopping centers, and at our stores; (5) competition from other retailers; (6) our dependence on a strong brand image; (7) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain or other business disruption, including as a result of the coronavirus; (13) our dependence upon key executive management; (14) our ability to execute our growth strategy, including improving profitability, providing an exceptional brand and customer experience, transforming and leveraging our systems and processes, and cultivating a strong company culture, and achieving our strategic objectives, including delivering compelling merchandise at an attractive value, investing in growing brand awareness and retaining and acquiring new customers to the Express brand, growing e-commerce sales and expanding our omni-channel capabilities, optimizing our store footprint, and managing our overall cost structure; (15) our substantial lease obligations; (16) our reliance on third parties to provide us with certain key services for our business; (17) impairment charges on long-lived assets; (18) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (19) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (20) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; and (22) changes in tariff rates. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:	Media Contact:
Dan Aldridge	Alysa Spittle
VP, Investor Relations	Director, Communications
Express	Express
(614) 474-4890	(614) 474-4745

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	February 1, 2020	February 2, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$207,139	$171,670
Receivables, net	10,824	17,369
Inventories	220,303	267,766
Prepaid rent	6,850	30,047
Other	25,573	25,176
Total current assets	470,689	512,028

RIGHT OF USE ASSET, NET	1,010,216	—

PROPERTY AND EQUIPMENT	979,639	1,083,347
Less: accumulated depreciation	(731,309)	(719,068)
Property and equipment, net	248,330	364,279

TRADENAME/DOMAIN NAMES/TRADEMARKS	—	197,618
DEFERRED TAX ASSETS	54,973	5,442
OTHER ASSETS	6,531	7,260
Total assets	$1,790,739	$1,086,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term lease liability	$226,174	$—
Accounts payable	126,863	155,913
Deferred revenue	38,227	40,466
Accrued expenses	76,211	78,313
Total current liabilities	467,475	274,692

LONG-TERM LEASE LIABILITY	897,304	—
DEFERRED LEASE CREDITS	1,835	129,505
OTHER LONG-TERM LIABILITIES	17,823	97,252
Total liabilities	1,384,437	501,449

COMMITMENTS AND CONTINGENCIES

Total stockholders’ equity	406,302	585,178
Total liabilities and stockholders’ equity	$1,790,739	$1,086,627

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
NET SALES	$606,725	$628,426	$2,019,194	$2,116,344
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	442,824	455,229	1,468,619	1,501,433
Gross profit	163,901	173,197	550,575	614,911
OPERATING EXPENSES:
Selling, general, and administrative expenses	148,941	160,765	564,332	587,348
Impairment of intangible assets	197,618	—	197,618	—
Restructuring costs	7,337	—	7,337	166
Other operating income, net	(119)	(129)	(847)	(818)
Total operating expenses	353,777	160,636	768,440	586,696

OPERATING (LOSS)/INCOME	(189,876)	12,561	(217,865)	28,215

INTEREST (INCOME)/EXPENSE, NET	(796)	(143)	(2,981)	25
OTHER EXPENSE, NET	—	8,400	—	7,900
(LOSS)/INCOME BEFORE INCOME TAXES	(189,080)	4,304	(214,884)	20,290
INCOME TAX (BENEFIT)/EXPENSE	(47,464)	5,392	(50,526)	10,660
NET (LOSS)/INCOME	$(141,616)	$(1,088)	$(164,358)	$9,630

EARNINGS PER SHARE:
Basic	$(2.21)	$(0.02)	$(2.49)	$0.13
Diluted	$(2.21)	$(0.02)	$(2.49)	$0.13

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	63,994	68,196	66,133	72,518
Diluted	63,994	68,196	66,133	73,239

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fifty-Two Weeks Ended
	February 1, 2020	February 2, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(164,358)	$9,630
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	85,383	85,853
Loss on disposal of property and equipment	916	368
Impairment of property, equipment, and lease assets	4,430	818
Impairment of intangible assets	197,618	—
Equity method investment impairment	500	8,400
Share-based compensation	8,177	13,114
Deferred taxes	(49,561)	536
Landlord allowance amortization	(2,205)	(11,606)
Other non-cash adjustments	(500)	(500)
Changes in operating assets and liabilities:
Receivables, net	6,545	(5,284)
Inventories	47,463	(7,038)
Accounts payable, deferred revenue, and accrued expenses	(32,339)	(21,097)
Other assets and liabilities	(11,359)	523
Net cash provided by operating activities	90,710	73,717

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(37,039)	(49,778)
Net cash used in investing activities	(37,039)	(49,778)

CASH FLOWS FROM FINANCING ACTIVITIES:
Costs incurred in connection with debt arrangements	(899)	—
Payments on lease financing obligations	(90)	(1,860)
Repayments of financing arrangements	—	(750)
Repurchase of common stock under share repurchase program	(15,610)	(83,172)
Repurchase of common stock for tax withholding obligations	(1,603)	(2,709)
Net cash used in financing activities	(18,202)	(88,491)

EFFECT OF EXCHANGE RATE ON CASH	—	—

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	35,469	(64,552)
CASH AND CASH EQUIVALENTS, Beginning of period	171,670	236,222
CASH AND CASH EQUIVALENTS, End of period	$207,139	$171,670

Schedule 4
Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net (loss)/income, adjusted operating (loss)/income, adjusted diluted earnings per share, and free cash flow. The Company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net (loss)/income, adjusted operating (loss)/income, and adjusted diluted earnings per share are important indicators of the Company's business performance because they exclude items that may not be indicative of, or are unrelated to, the Company's underlying operating results, and may provide a better baseline for analyzing trends in the business. In addition, adjusted diluted earnings per share is used as a performance measure in the Company's long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned and adjusted operating loss is a metric used in our short-term cash incentive compensation plan. Management believes that free cash flow provides useful information regarding liquidity as it shows our operating cash flows less cash reinvested in the business (capital expenditures). Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net (loss)/income, operating (loss)/income, diluted earnings per share, or cash flows from operating activities. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirteen Weeks Ended February 1, 2020
(in thousands, except per share amounts)	Operating (Loss)/Income	Income Tax Impact		Net (Loss)/Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(189,876)			$(141,616)	$(2.21)	63,994
Impairment of Intangible Assets	197,618	(49,727)	(a)	147,891	2.26
Impact of Restructuring	7,337	(1,834)	(a)	5,503	0.08
Tax Impact of Other Executive Departures	—	413		413	0.01
Adjusted Non-GAAP Measure	$15,079			$12,191	$0.19	65,544	(b)
(a)Items tax affected at the applicable deferred or statutory rate.
(b)Weighted average diluted shares outstanding for purpose of calculating adjusted diluted earnings per share includes the dilutive effect of share-based awards as determined under the treasury stock method.

	Fifty-Two Weeks Ended February 1, 2020
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact		Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(217,865)			$(164,358)	$(2.49)	66,133
Impairment of Intangible Assets	197,618	(49,727)	(a)	147,891	2.24
Impact of Restructuring	7,337	(1,834)	(a)	5,503	0.08
Impact of CEO Departure	—	822	(b)	822	0.01
Impact of Other Executive Departures	1,716	12	(c)	1,728	0.03
Adjusted Non-GAAP Measure	$(11,194)			$(8,414)	$(0.13)	66,133
(a)Items tax affected at the applicable deferred or statutory rate.
(b)Represents the tax impact of the expiration of the former CEO's non-qualified stock options.
(c)Represents the tax impact of executive departure costs offset by the tax impact related to the expiration of the executive non-qualified stock options.

2019
(in millions)	Free Cash Flow
Net cash provided by operating activities	$90.7
Less:
Capital expenditures	(37.0)
Free Cash Flow	$53.7

	Thirteen Weeks Ended February 2, 2019
(in thousands, except per share amounts)	Operating Income	Income Tax Impact	Net (Loss)/Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$12,561		$(1,088)	$(0.02)	68,196
Impact of CEO Departure	5,436	(1,386)	4,050	0.06
162(m) impact as a result of CEO departure	—	1,473	1,473	0.02
Equity method investment impairment (a)	—		8,400	0.12
Adjusted Non-GAAP Measure	$17,997		$12,835	$0.19	68,686	(b)
(a)The tax effect of the $8.4 million impairment of our equity method investment is $2.1 million, which is offset by a full valuation allowance against the related deferred tax assets.
(b)Weighted average diluted shares outstanding for purpose of calculating adjusted diluted earnings per share includes the dilutive effect of share-based awards as determined under the treasury stock method.

	Fifty-Two Weeks Ended February 2, 2019
(in thousands, except per share amounts)	Operating Income	Income Tax Impact	Net Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$28,215		$9,630	$0.13	73,239
Impact of CEO Departure	5,436	(1,386)	4,050	0.06
162(m) impact as a result of CEO departure	—	1,473	1,473	0.02
Equity method investment impairment (a)	—		8,400	0.11
Adjusted Non-GAAP Measure	$33,651		$23,553	$0.32
(a)The tax effect of the $8.4 million impairment of our equity method investment is $2.1 million, which is offset by a full valuation allowance against the related deferred tax assets.

Schedule 5
Express, Inc.
Real Estate Activity
(Unaudited)

Fourth Quarter 2019 - Actual				February 1, 2020 - Actual
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(30)	—	381
United States - Outlet Stores	—	(1)	—	214
Total	—	(31)	—	595	5.1 million

First Quarter 2020 - Projected				May 2, 2020 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(1)	—	380
United States - Outlet Stores	1	—	—	215
Total	1	(1)	—	595	5.0 million

Full Year 2020 - Projected				January 30, 2021 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	1	(26)	—	356
United States - Outlet Stores	1	(9)	—	206
Total	2	(35)	—	562	4.8 million